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        UNITED STATES

        SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

________August 22, 2014___________________

BIOCUBE, INC.

 (Exact name of registrant as specified in its charter)

DELAWARE

State or Other Jurisdiction of Incorporation

333-137920

20-3547389

(Commission File Number)

(IRS Employer Identification Number)

10 Blackledge Court

Closter, NJ 07624

(Address of principal executive offices, zip code)

(201) 750-2001

Registrant’s telephone number, including area code

_________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Section 1

Registrant’s Business and Operations

ITEM 1.01 Entry into a Material Definitive Agreement

On August 22, 2014, BioCube, Inc. (the “Company”) entered into an Agreement with IUT Medical GmbH, a Berlin Germany corporation (“IUT-M”), to form a USA-based Joint Venture (“JV”) entity for the purposes of commercialization the Marijuana Breath Analyzing Device (“Device”) being developed by IUT-M on the basis of already existing systems offered by IUT-M (the “Agreement”).

The specific terms of the Agreement are as follows:

1.

JV will receive ownership and exclusive world-wide license to the Device from IUT-M

2.

BioCube ownership in JV 51%

3.

IUT-M ownership in JV 49%

4.

IUT-M is entitled to 2.5% royalty payments on products sold by JV

5.

IUT-M will receive 1,000,000 shares of BioCube, currently trading on OTC Stock Exchange

6.

JV to be transition into a stand alone public entity via spin-off in 9-18 months after the initial product sales

Background information on IUT-M:  Since 1987 IUT-M principals have been in the forefront of utilizing highly sensitive gas analyzing technologies such as Ion-Mobility-Spectrometer (IMS), Photo-Ionization-Detector (PID), coupled with GC-Columns to GC-IMS or GC-PID analyzers respectively in their efforts to develop unique systems for high-end applications. The core of the IUT-M personnel has developed and sold globally industrial and environmental gas detection and CBRN (chemical, biological, radiological and nuclear) monitoring solutions. A wide range of portable and stationary systems for air and gas monitoring, as well as government early warning CBRN detection systems is what IUT-M is known for. One of their high profile installations is at the German Parliament building in Berlin used for detecting the presence of chemical warfare agents.  The Joint Venture will focus on utilizing IUT-M products and expertise to offer a portable marijuana breath analyzer device that will be able to positively and accurately detect the presence in breath of Tetrahydrocannabinol (THC) the active ingredient in cannabis, giving it its narcotic and psychoactive effects.

Such device could be used by law enforcement officers to administer tests roadside or at any other location. Another possible application is in testing employees in the workplace where such tests are appropriate.

Drugged driving has become a major issue, according to the US National Institute on Drug Abuse’s website. A 2012 National Survey on Drug Use and Health shows an estimated 10.3 million people aged 12 or older (or 3.9% of adolescents and adults) reported driving under the influence of illicit drugs during the year prior. A 2010 Canadian study published in the journal of Traffic Injury Prevention showed that more than 10% of drivers randomly pulled over for the survey tested positive for drug use, while only 8% had been drinking alcohol. More than 15% tested positive for alcohol and drugs.  Detecting marijuana impairment in drivers and employees varies from person to person and is drastically less evident than alcohol impairment.   BioCube and IUT-M expect that their device will offer law enforcement community a detection tool with the unmatched capabilities.

Given the explosive growth of the medicinal and recreational use of the marijuana and corresponding increase in illegal activities, having reliable device that provides law enforcement officers with a quick tool to determine use of marijuana will not only help deter drivers from unabated its use, as well as save countless lives.

The Agreement was executed as an arm’s length transaction and involved no related party.

Section 9

Financial Statements and Exhibits

ITEM 9.01

Financial Statements and Exhibits

10.1

Joint Venture Letter Of Agreement dated August 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOCUBE, INC.

Date: August 25, 2014

/s/ Boris Rubizhevsky

Boris Rubizhevsky

Chief Executive and Financial Officer